Exhibit 5.14

BRIDGEWATER PLACE • POST OFFICE BOX 352

GRAND RAPIDS, MICHIGAN 49501-0352

TELEPHONE 616/336-6000 • FAX 616/336-7000 • WWW.VARNUMLAW.COM

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

Re: Registration Statement on Form S-4 of ADS Waste Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Michigan counsel to Advanced Disposal Services Pontiac Landfill, Inc., f/k/a Veolia ES Pontiac Landfill, Inc. (“Pontiac Landfill”) and Advanced Disposal Services Arbor Hills Landfill, Inc., f/k/a Veolia ES Arbor Hills Landfill, Inc. (“Arbor Hills Landfill”), each a Michigan corporation (together, the “Michigan Guarantors”), in connection with the preparation and filing by ADS Waste Holdings, Inc., a Delaware corporation (the “Company” and the parent of the Michigan Guarantors), of a registration statement on Form S-4 with the United States Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by certain entities (collectively, the “Guarantors”) including the Michigan Guarantors. We have been advised by you that, pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8  1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Old Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors, and we have been further advised by you that the Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), among ADS Waste Escrow Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”). All capitalized terms used in this opinion but not defined herein shall have the meanings given thereto in the Indenture.

In rendering the opinions set forth herein, we have examined executed, electronically-transmitted copy of the following:

(a)	the Indenture (including the form of Exchange Note attached as Exhibit A thereto); and

ADS Waste Holdings, Inc.

September 11, 2013

(b)	the Supplemental Indenture dated as of November 20, 2012 (the “Supplemental Indenture”) made by the Guarantors party thereto (including the Michigan Guarantors, under their prior names referenced above), and the Trustee, with respect to the Indenture.

The Indenture and the Supplemental Indenture are referred to together herein as the “Transaction Documents.”

We have also examined originals or copies of the following documents relating to the Michigan Guarantors:

(i)	Certificates of Good Standing for each of the Michigan Guarantors, each issued by the Michigan Department of Licensing and Regulatory Affairs as of August 30, 2013;

(ii)	Articles of Incorporation of each of the Michigan Guarantors, each certified by the Michigan Department of Licensing and Regulatory Affairs as of August 30, 2013;

(iii)	the Amended and Restated Bylaws of Pontiac Landfill;

(iv)	the Amended and Restated Bylaws of Arbor Hills Landfill;

(v)	a Certificate of Secretary made on behalf of Pontiac Landfill by the Secretary of such entity, which certificate contains certifications as to various matters therein stated including the identification of certain incumbent officers of the applicable entity, the entity’s charter documents, and the adoption and effectiveness of certain board of directors’ resolutions on the part of the entity (such certificate the “Pontiac Certificate”); and

(vi)	a Certificate of Secretary made on behalf of Arbor Hills Landfill by the Secretary of such entity, which certificate contains certifications as to various matters therein stated including the identification of certain incumbent officers of the applicable entity, the entity’s charter documents, and the adoption and effectiveness of certain board of directors’ resolutions on the part of the entity (such certificate the “Arbor Hills Certificate” and, together with the Pontiac Certificate, the “Secretary Certificates”).

We have also reviewed such other documents and instruments concerning the Michigan Guarantors and have made such further investigation as we have deemed necessary or appropriate in connection with this opinion.

ADS Waste Holdings, Inc.

September 11, 2013

In rendering our opinions, we have assumed the following, provided that we have no knowledge that any of the following statements is untrue:

A.	All facts stated or certified to in the Secretary Certificates are true and correct, and all exhibits and annexes attached thereto are accurate and complete in all respects.

B.	Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

C.	All documents which we have reviewed in unexecuted form will, upon execution thereof by all parties thereto, conform in all respects to the unexecuted draft documents submitted to us for review.

D.	Each natural person who is executing any Transaction Document has sufficient legal capacity to enter into such Transaction Document, and we have no actual knowledge of any such incapacity.

E.	Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

F.	Each person who has taken any action relevant to any of our opinions in the capacity of director or officer of either Michigan Guarantor was duly elected to that director or officer position and held that position when such action was taken.

The term “knowledge” as used herein is limited to the actual knowledge of those attorneys in our firm who have directly participated in this engagement, and does not include constructive knowledge or inquiry knowledge. With respect to factual matters not independently established by us we have relied upon the Secretary Certificates or upon statements made in the Transaction Documents, which reliance we deem appropriate. We have made no independent investigation as to the accuracy or completeness of any such certificates or statements (including the Secretary Certificates), but we have no knowledge of any incorrect or misleading statement therein.

We express no opinion with respect to the effect of any law other than the laws of the State of Michigan and the federal law of the United States. As to any opinions contained herein which are, by implication, based upon the laws of another jurisdiction, we have necessarily assumed that the laws of such jurisdiction are identical to the laws of the State of Michigan governing the same subject matter.

ADS Waste Holdings, Inc.

September 11, 2013

Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Each of the Michigan Guarantors is validly existing and in good standing as a corporation under the laws of the State of Michigan.

2.	Each of the Michigan Guarantors has the requisite power and authority to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party.

3.	Each of the Michigan Guarantors has properly authorized the execution, delivery and performance under the Transaction Documents to which it is a party.

4.	Each of the Michigan Guarantors has executed the Supplemental Indenture.

This opinion letter is rendered to you in connection with the Exchange Offer.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder. The opinions expressed in this letter are given solely for the benefit of you and your legal counsel Shearman & Sterling LLP, and may not be relied upon, in whole or in part, by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/S/ VARNUM LLP
VARNUM LLP